Press Release

Ness Technologies Sells SAP Sales and Distribution Division in Israel to SAP

Ness Technologies Expands SAP Relationship under SAP PartnerEdge Program

Hackensack, NJ - July 10, 2008 - Ness Technologies, Inc. (NASDAQ: NSTC), a global provider of information technology solutions and services, announced today a definitive agreement to sell its SAP sales and distribution division in Israel to SAP. Under the terms of the agreement, SAP will acquire selected assets related to the distribution, support and maintenance of SAP technology and solutions.

“The sale of our SAP distribution and sales division is consistent with our corporate strategy to unlock shareholder value,” said Sachi Gerlitz, President and CEO of Ness Technologies. “This transaction enables Ness Technologies to enhance our partnership with SAP and expand our market reach as we focus on delivering higher value to clients through both technical and business solution expertise. With more than 14 years of experience, we have acquired a deep understanding of SAP’s portfolio and are well positioned to become one of SAP’s strongest partners.”

Léo Apotheker, co-CEO of SAP AG added, “Our strong work with Ness has helped us achieve market leadership in Israel, providing SAP with a solid foundation to continue growth across our entire solution portfolio. With this transaction, we look forward to expanding even faster in this market, providing even more value to our customers, while strengthening and expanding our valued partnership with Ness Technologies in Israel and other markets where Ness is active.”

The acquisition enables SAP to establish direct operations to be closer to its customers and partners, reinforcing SAP’s ongoing commitment to deliver value and continuous innovation to the Israeli market.

Ness will continue to work with SAP AG as a strategic partner and value-added reseller within the scope of the SAP Gold PartnerEdge program and as a system integrator for Israel. Ness will also retain its SAP Academy training center, continuing to support SAP and its customers in the market.

“We look forward to continuing our successful collaboration with SAP, the world’s leading provider of business software,” said Shachar Efal, President of Ness Israel. “Under our new Gold partner status, Ness Technologies will continue to deliver superior strategic support to our SAP customers in Israel.”

The acquisition is subject to customary closing conditions and is expected to be completed in the third quarter of 2008.

Guidance

Ness does not expect the sale to have a material effect on its previously guided revenues or earnings per diluted share for the full year 2008, and in addition the Company expects to recognize a gain associated with the sale when it closes.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve competitiveness and efficiency. The Ness portfolio of solutions and services consists of software product development, including both offshore and near-shore outsourcing; system integration, application development and consulting; and software distribution. With 7,800 employees, Ness maintains operations in 18 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

About SAP

SAP is the world’s leading provider of business software (*), offering applications and services that enable companies of all sizes and in more than 25 industries to become best-run businesses. With more than 47,800 customers (excludes customers from the acquisition of Business Objects) in over 120 countries, the company is listed on several exchanges, including the Frankfurt stock exchange and NYSE, under the symbol “SAP.” (For more information, visit www.sap.com).

(*) SAP defines business software as comprising enterprise resource planning and related applications.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. Ness is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Ness Technologies press contact:
David Kanaan
USA: 1-888-244-4919
Intl: + 972-3-540-8188
Email: media.int@ness.com

Ness Technologies investor contact:
Drew Wright
USA: 1-201-488-3262
Email: investor@ness.com